Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Nicole Ducouer, (336) 986-7090
Analysts and Investors, contact:	T.C. Robillard, (336) 519-2115

HanesBrands Announces Evaluation of Strategic Options for

Global Champion Business

WINSTON-SALEM, N.C., September 19, 2023 – HanesBrands (NYSE: HBI) today announced that its Board of Directors and executive leadership team, with the assistance of financial and legal advisors, are undertaking an evaluation of strategic options for the global Champion business. As part of this process, the Board will consider a broad range of alternatives to maximize shareholder value, including, among others, a potential sale or other strategic transaction, as well as continuing to operate the business as part of HanesBrands.

Ronald L. Nelson, Chairman of the Board of Directors, said, “HanesBrands’ Board and executive leadership team continuously evaluate the Company’s operations and brands to ensure HanesBrands is best positioned to grow and create value for shareholders as the market evolves. Champion is a renowned global lifestyle brand, with a storied heritage in sports as the pioneer of American athletic wear. In recent years, the executive leadership team has implemented significant structural improvements within Champion that have resulted in greater distinction between the Company’s innerwear and activewear businesses. With this in mind, and after careful consideration, we have commenced a comprehensive review of strategic options for the global Champion business. We are committed to working with our advisors to identify the right path forward that enables both Champion and HanesBrands to reach their fullest potential and maximizes value.”

Steve Bratspies, CEO, said, “We are executing a strategy that is based on leveraging our iconic brands and competitive advantages to drive accelerated growth and profitability, while simplifying and focusing all aspects of the business. With this as our foundation, we are continuing to take the actions necessary to adapt and ensure all of our brands in both innerwear and activewear, around the world, are on the optimal path to achieve long-term success. As the Board pursues this review of strategic options with the support of our advisors, our team remains focused on executing across our operations, continuing to serve our customers and consumers globally and advancing our initiatives to drive revenue growth, margin improvement and greater cash flow.”

There can be no assurance that the Company’s assessment process for the global Champion business will result in HanesBrands pursuing any particular transaction or other strategic outcome regarding Champion. The Company has not set a timetable for completion of this process and may suspend or terminate the review at any time. The Company does not intend to make any further announcements regarding the process unless and until it determines that further disclosure is appropriate or necessary.

Advisors

Goldman Sachs & Co. LLC and Evercore are serving as financial advisors to HanesBrands and Jones Day and Kirkland & Ellis LLP are serving as its legal advisors.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains certain forward-looking statements, as defined under U.S. federal securities laws, with respect to our plans, expectations and long-term goals associated with our business. In particular, among others, statements regarding our expectations or projections about the future, our strategic review process for Champion, our Full Potential plan and other strategic actions that may be taken are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs, plans and expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements inherently involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to identify, execute, and realize the benefits from, any potential strategic transaction involving Champion; our ability to successfully execute our Full Potential plan and other strategic actions to achieve the desired results; the rapidly changing retail environment and the level of consumer demand; our reliance on a relatively small number of customers for a significant portion of our sales; our ability to deleverage on the anticipated time frame or at all, which could negatively impact our ability to satisfy the financial covenants in our Credit Agreement or other contractual arrangements; any inadequacy, interruption, integration failure or security failure with respect to our information technology (including the ransomware attack announced May 31, 2022); the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; the availability of global supply chain resources; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets and ongoing labor shortages generally; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands (NYSE: HBI) makes everyday apparel that is known and loved by consumers around the world for comfort, quality and value. Among the company’s iconic brands are Hanes, the leading basic apparel brand in the United States; Champion, an innovator at the intersection of lifestyle and athletic apparel; and Bonds, which is setting new standards for design and sustainability. HBI employs 51,000 associates in 32 countries and has built a strong reputation for workplace quality and ethical business practices. The Company, a longtime leader in sustainability, has set aggressive 2030 goals to improve the lives of people, protect the planet and produce sustainable products. HBI is building on its unmatched strengths to unlock its #FullPotential and deliver long-term growth that benefits all of its stakeholders.

# # #